                                                                 EXHIBIT 10.24.1

                         AMENDMENT NO. 1 TO TELECT, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

The Telect, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is hereby amended as follows.


1. The first sentence of Section 6 of the Plan is hereby amended by changing January 1, 2001" to "January 31, 2001."

2. The first sentence of Section 8.1 of the Plan is hereby amended by changing "Thirteen Thousand Dollars ($13,000)" to "Twelve Thousand Five Hundred Dollars ($12,500)".

       IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth Amendment No. 1 to the Telect, Inc. 2000 Employee Stock Purchase Plan as duly adopted by the Board effective as of September 14, 2000.


                                        ----------------------------------------

                                        JUDITH A. WILLIAMS, Secretary